Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Oregon Steel Mills, Inc., New CF&I, Inc. (“New CF&I”), and CF&I Steel, L.P. (“CF&I”) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James E Declusin, President and CEO of Oregon Steel Mills, Inc., New CF&I and CF&I, and I, L. Ray Adams, Vice President of Finance and CFO of Oregon Steel Mills, Inc., New CF&I and CF&I, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78c(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Oregon Steel Mills, Inc.

/s/ James E. Declusin

James E. Declusin
President and CEO

February 28, 2006

/s/ L. Ray Adams

L. Ray Adams
Vice President – Finance and
Chief Financial Officer

February 28, 2006